Exhibit 10.3

Execution Version

SECURITY AGREEMENT

by and among

The Grantors referred to herein,

as Grantors

and

CREDIT SUISSE AG, NEW YORK BRANCH,

as agent for the Lenders

Dated as of January 8, 2020

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”), dated as of January 8, 2020, is entered into by and among each of the signatories designated as a Grantor on the signature pages hereto, but subject to removal pursuant to Section 2.1 hereof (each a “Grantor” and collectively, the “Grantors”) and CREDIT SUISSE AG, NEW YORK BRANCH, as Agent (the “Agent”) on behalf of the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Trinity Funding 1, LLC (“SPE 1”), Trinity Funding 2, LLC (“SPE 2”), Trinity Funding 3, LLC (“SPE 3”), Trinity Capital Fund II, L.P. (“Fund II”) and Trinity Capital Fund III, L.P. (“Fund III”) (each a “Borrower” and collectively, the “Borrowers”), the Agent, the lenders from time to time party thereto (the “Lenders”), the Funding Agents named therein and Wells Fargo Bank, National Association, as paying agent and as custodian (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), the Lenders have agreed to make Advances to the Borrowers in accordance with the terms thereof;

WHEREAS, on the date hereof, each Grantor is a Borrower under the Credit Agreement;

WHEREAS, it is a condition precedent to the financial accommodations from time to time made by the Lenders pursuant to the Credit Agreement and the entry by the Hedge Counterparty into Hedge Agreements from time to time that the Grantors execute and deliver this Security Agreement, whereby the Grantors shall secure the Obligations under and as defined in the Credit Agreement; and

WHEREAS, each Grantor will derive substantial direct and indirect Agreement;benefit from the transactions contemplated by the Transaction Documents (as defined in the Credit Agreement).

NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Agent and the Grantors hereby agree as follows:

Section 1

1.1       Definitions and Construction:

(a)       Certain Definitions. Any and all terms used in this Security Agreement which are defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”) shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein or in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have (unless otherwise provided elsewhere in this Security Agreement) the following respective meanings:

“Accounts” has the meaning assigned to such term in Section 2.1(a) hereof.

“Agent” has the meaning assigned to such term in the preamble.

“Borrowers” has the meaning assigned to such term in the recitals.

“Collateral” has the meaning assigned to such term in Section 2.1 hereof.

“Contractual Obligation” means, with respect to any Person, any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its properties is bound or affected.

“Credit Agreement” has the meaning assigned to such term in the recitals.

“Equipment” has the meaning assigned to such term in Section 2.1(g) hereof.

“Excluded Property” means (i) any Governmental Approval and any immaterial Contractual Obligation of a Grantor, which by its terms or by operation of Law would become void, voidable, terminable or revocable or in respect of which a Grantor would be deemed to be in breach or default thereunder if such Governmental Approval or immaterial Contractual Obligation of a Grantor, or the applicable Grantor’s interest thereunder, were pledged or assigned hereunder or if a security interest therein were granted hereunder, to the extent necessary to avoid such voidness, voidability, terminability, revocability, breach or default, in each case, to the extent the applicable prohibition or requirement for consent is not rendered ineffectual pursuant to applicable provisions of the UCC, and (ii) any other asset or property to the extent, and solely to the extent and for so long as, the grant of a lien thereon is prohibited by applicable Law; provided, that any such property shall be excluded from such security interest only to the extent and for so long as the consequences specified above shall exist and shall cease to be excluded and shall be subject to the Lien of the Transaction Documents immediately and automatically at such time as such consequence shall no longer exist; provided further, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of Excluded Property (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Fund II” has the meaning assigned to such term in the recitals.

“Fund III” has the meaning assigned to such term in the recitals.

“Governmental Approval” means any consent, waiver, variance, registration, filing, declaration, license, approval, permit, orders, authorization, exception or exemption from, of or with any Governmental Authority, whether given by express action or deemed given by failure to act within any specified period.

“Grantor” has the meaning assigned to such term in the preamble.

“Insurance Policy” means, with respect to an item of Equipment and a Lease, any policy of insurance maintained by an Obligor pursuant to such Lease that covers physical damage to the Equipment and general liability (including policies procured by the Servicer on behalf of the Obligor).

“Insurance Proceeds” means, with respect to an item of Equipment, any amount received during the related Collection Period pursuant to an Insurance Policy issued with respect to the related Lease.

“Intellectual Property” has the meaning assigned to such term in Section 2.1(f) hereof.

“Inventory” has the meaning assigned to such term in Section 2.1(j) hereof.

“Lender” has the meaning assigned to such term in the recitals.

“Liabilities” has the meaning assigned to such term in Section 2.3 hereof.

“Perfection Actions” means (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on such schedule, have been filed or delivered to the Agent in completed and duly authorized form, as applicable); (ii) with respect to any Deposit Account and any Securities Account the execution of control agreements in form and substance satisfactory to the Agent; (iii) in the case of all Intellectual Property for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable; (iv) in the case of “letter-of-credit rights” including those rights that are “supporting obligations” of Collateral, the execution of a Contractual Obligation in form and substance satisfactory to the Agent granting control to the Agent over such “letter-of-credit rights”; (v) in the case of “electronic chattel paper”, the completion of all steps necessary to grant control to the Agent over such “electronic chattel paper”; (vi) in the case of all “instruments” and “investment property”, the delivery thereof to the Agent of such “instruments” and “investment property” consisting of instruments and certificates, in each case properly endorsed for transfer to the Agent or in blank; (vii) in the case of all “investment property” not in certificated form, the execution of control agreements, in form and substance satisfactory to the Agent; and (viii) in the case of all “tangible chattel paper”, the delivery thereof to the Agent of such “tangible chattel paper”.

“Proceeds” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including “proceeds”, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of a Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“Security Agreement” has the meaning assigned to such term in the preamble.

“Security Receivables” has the meaning assigned to such term in Section 2.1(h) hereof.

“UCC” has the meaning assigned to such term in Section 1.1(a) hereof.

(b)       Construction. Unless the context of this Security Agreement otherwise clearly requires, references to the plural shall include the singular, references to the singular shall include the plural, references to the part shall include the whole and references to any masculine, feminine or neuter pronoun shall include all other genders. References in this Security Agreement to “determination” of or by the Agent shall be deemed to include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations). The words “hereof,” “herein,” “hereunder” and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision hereof. Any references herein to Articles, Sections, Exhibits or Schedules are references to Articles, Sections, Exhibits and Schedules of or to this Security Agreement unless otherwise expressly specified, in each case as updated from time to time as permitted or required under this Security Agreement or pursuant to Section 6.1. Unless otherwise specified, any reference herein to a document or agreement (including, without limitation, any Transaction Document) shall be deemed to mean such document or agreement as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

Section 2

2.1       Grant of Security. Each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following items, whether now owned or hereafter arising or acquired and wheresoever located (collectively, the “Collateral”), provided, that if and when a Grantor is no longer a Borrower under the Credit Agreement, pursuant to and in accordance with the terms thereof, such Grantor shall automatically, without any further action hereunder, cease to be a Grantor hereunder and any security interests granted by such Grantor shall terminate:

(a)       Accounts. Any and all accounts (it being understood that such Grantor intends the term “accounts” as used herein to have the meaning set forth in the UCC and to be construed in its broadest sense, and that such term include, without limitation, all present and future accounts (including without limitation, contract rights and all other forms of monetary obligations owing to such Grantor, and all credit insurance guaranties, or security therefor (except those evidenced by instruments or chattel paper)), whether or not they have been earned by performance (collectively, the “Accounts”);

(b)       Books and Records. Any and all created books and records of such Grantor, including all corporate and other business records (including maintenance and warranty records), customer lists, credit files, correspondence, advertising materials, ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral;

(c)       Chattel Paper, Instruments and Documents. Any and all chattel paper, leases, instruments, and payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale and other documents and documents of title, whether or not negotiable, and all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee’s or agent’s possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Agent for the purpose of ultimate sale or exchange of goods or for the purpose of processing or otherwise dealing with goods in a manner preliminary to their sale or exchange;

(d)       Contract Rights. Any and all rights and interests in and to any contracts, firm sale orders, agreements, leases and arrangements to which such Grantor is a party or in which such Grantor has an interest (including, without limitation, (i) any Sale and Contribution Agreement or other Transaction Document to which such Grantor is party and (ii) the Eligible Assets and Related Property);

(e)       Deposit Accounts and Securities Accounts. Any and all demand, time, savings, passbook or similar accounts, and all securities accounts, now or hereafter maintained by or for the benefit of such Grantor with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust company, and all funds and amounts therein, and all financial assets credited thereto, whether or not restricted or designated for a particular purpose, including, without limitation, the Collection Account, the Takeout Transaction Account, the Reserve Account and the Hedge Reserve Account and, to the extent of its interest therein, the Lockbox Account;

(f)       Intellectual Property. Any and all rights and interests in and to processes, data, trade secrets, know-how, information, technology, research and development reports, agency agreements, technical information, technical assistance, and similar materials recording or evidencing expertise used in or employed by such Grantor (including any license for the foregoing), all patents, and patent applications (including all reissues, divisions, continuations and extensions), all service marks and service mark applications; all trade secrets and inventions, all copyrights and copyright applications (including all computer software and related documentation), all rights and interests in and to trademarks, trademark registrations and applications therefor, trade names, corporate names, brand names, slogans and all goodwill associated with the foregoing (collectively, the “Intellectual Property”);

(g)       Equipment. Any and all equipment (it being understood that such Grantor intends the term “equipment” as used herein to have the meaning set forth in the UCC and to be construed in its broadest sense, and that such term include, without limitation, all distribution, selling, data processing and office equipment, and all other goods (including software embedded in such goods) of every type and description (other than Inventory, office equipment and similar non-material equipment relating to ordinary business operations)) owned by such Grantor (collectively, “Equipment”);

(h)       General Intangibles. All general intangibles, including, without limitation, payment intangibles (it being understood that such Grantor intends the term “general intangibles” as used herein to have the meaning set forth in the UCC and to be construed in its broadest sense, and that such term include, without limitation, all rights, interests, choses in action, causes of actions, claims and all other intangible property of such Grantor of every kind and nature (other than Accounts)), in each instance however and whenever arising, including, without limitation all loans, royalties, and other obligations receivable; all security agreements, leases, and other contracts securing or otherwise related to any such accounts, contract rights, chattel paper, instruments, deposit accounts, investment property, general intangibles or obligations and in and to all collateral or security granted thereunder (all such collateral, together with any and all Collections thereon, the “Security Receivables”); all interests in corporations, partnerships, limited liability companies and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to such Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Person or Governmental Authority; all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to such Grantor from any of the Agent or any Lender or any of their respective Affiliates with the same rights therein as if the deposits or other sums were credited by or due from such Person; all rights to receive or direct the distribution of funds representing Collections in any lockbox or account into which Collections in respect of Eligible Assets are deposited or received (including, without limitation, the Lockbox Accounts and the Collection Accounts); all credits with and other claims against carriers and shippers; all rights to indemnification; all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which such Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to such Grantor; and all other intangible property, whether or not similar to the foregoing;

(i)       Interest Contracts. Any and all interest rate agreements or derivative agreements, including, without limitation, any Hedge Agreement and any rate swap, forward rate transaction, rate option, cap transaction, collar transaction, floor transaction, or other similar agreements or other rate protection arrangements or any combination of any of the foregoing, including any rights to receive moneys due under such contracts;

(j)       Inventory. Any and all inventory (it being understood that such Grantor intends the term “inventory” as used herein to have the meaning set forth in the UCC and to be construed in its broadest sense, and that such term include, without limitation, all goods (including software embedded in such goods) acquired by such Grantor (whether in the possession of such Grantor or of a bailee or other Person) which is held for sale or lease, which is to be furnished (or has been furnished) under any contract of service or which is work in process or materials used or consumed in such Grantor’s business) (collectively, “Inventory”);

(k)      Investment Property. Any and all of such Grantor’s “investment property”;

(l)       Letter of Credit Rights. Any and all of such Grantor’s “letter-of-credit rights”;

(m)     Property. Any and all property or interests in property of such Grantor which now may be owned or hereafter may come into the possession, custody or control of the Agent or any Lender or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), together with all rights and interests of such Grantor, in respect of any and all: (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, “investment property” and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans, including, without limitation, loans made under the Credit Agreement (including the Advances); (iv) Insurance Proceeds and books and records relating to any of the property covered by this Security Agreement (whether or not the Agent is the loss payee thereof); and (v) lockboxes into which Collections in respect of Eligible Assets are deposited or received;

(n)       Supporting Obligations. Any and all of such Grantor’s “supporting obligations”;

(o)       Eligible Assets. Any and all Eligible Assets of such Grantor, including, but not limited to, those Assets of such Grantor reflected on the Schedule of Assets as updated from time to time; and

(p)       All Assets. Any and all other assets of such Grantor;

together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, Proceeds and products thereof; provided, however, that “Collateral” shall not include any Excluded Property; provided, further, that if at any time, any property described in the definition of Excluded Property shall cease to be Excluded Property, such property shall constitute Collateral, unless and until subsequent thereto such property again constitutes Excluded Property.

2.2       Collateral Assignment. Each Grantor hereby pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties, a Lien on and security interest in all of its right, title and interest in, to and under any Sale and Contribution Agreement to which it is party, including, but not limited to, its right, title and interest with respect to any repurchase rights contained therein.

2.3       Security for Liabilities. This Security Agreement secures the payment of (i) all Obligations of the Borrowers now or hereafter existing under the Credit Agreement and the other Transaction Documents, whether for principal, interest, fees, expenses or otherwise and (ii) all obligations of the Grantors now or hereafter existing under this Security Agreement and the other Transaction Documents (clauses (i) and (ii), collectively, the “Liabilities”). Without limiting the generality of the foregoing, this Security Agreement secures the payment of all amounts which constitute part of the Liabilities which are now or at any time hereafter owing by the Grantors to the Secured Parties under the Credit Agreement or any other Transaction Document.

2.4       Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of its rights hereunder shall not release the Grantors from any of their respective duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement nor shall the Agent nor any Lender be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action, to collect or enforce any claim for payment assigned hereunder (including under any Eligible Asset).

Section 3

3.1       Representations and Warranties. Each Grantor represents and warrants as follows as of the date hereof:

(a)       The exact legal name and jurisdiction of incorporation, the address of the chief place of business and chief executive office of such Grantor, and of each other location (other than the location of the Custodian or the location of any Obligor) where such Grantor maintains any Equipment, records concerning the Security Receivables, chattel paper or instruments that evidence the Security Receivables or any other Collateral (other than any Collateral in transit or out for repair), are set forth on Exhibit A hereto. None of the Security Receivables is evidenced by tangible chattel paper, a promissory note or other instrument except to the extent any such Collateral has been delivered to the Custodian.

(b)       Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it hereunder free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Security Agreement and any other Permitted Liens and such Grantor has rights in or the power to transfer each item of Collateral in which a Lien is granted by it hereunder. No Grantor has a trade name.

(c)       Other than the Equipment for which such Grantor is a lessor, such Grantor has exclusive possession and control of any Equipment owned by such Grantor;

(d)       This Security Agreement creates a security interest in the Collateral, securing the payment of the Liabilities.

(e)       No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not already been given is required (i) for the grant by such Grantor of the security interest granted by it hereby or for the execution, delivery or performance of this Security Agreement by such Grantor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), except for Perfection Actions, including the filing of the UCC financing statement referred to therein, and the filing of any continuation statements which may be required from time to time and referred to in Section 4.1 hereof or (iii) for the exercise by the Agent or any other Secured Party of its rights and remedies hereunder.

(f)       There are no conditions precedent to the effectiveness of this Security Agreement that have not been satisfied or waived (other than any actions, judgments or determinations to be taken or made by the Agent or any other Secured Party).

(g)       Such Grantor has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Security Agreement.

Section 4

4.1       Further Assurances. (a) Each Grantor agrees that from time to time, upon the written request of the Agent, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted by it hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral granted or purported to be granted by it hereunder. Without limiting the generality of the foregoing, each Grantor will upon such request (i) mark conspicuously all chattel paper and instruments, if any, included in the Collateral granted or purported to be granted by it hereunder, and each of its records pertaining to the Collateral granted or purported to be granted by it hereunder with a legend, in form and substance satisfactory to the Agent, indicating that such documents, chattel paper, and other records or Collateral granted or purported to be granted by it hereunder are subject to the security interest granted hereby; (ii) if any Security Receivable shall be evidenced by a promissory note or other instrument or tangible chattel paper, deliver and pledge to the Custodian (or any other party designated by the Agent) hereunder such promissory note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; (iii) appear in and defend any action or proceeding which may affect adversely such Grantor’s title to, or the security interest of the Agent in, any of the Collateral granted or purported to be granted by it hereunder; and (iv) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(b)       Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, related to all or any part of the Collateral granted or purported to be granted by it hereunder without the signature of such Grantor, and such statements and amendments may describe the Collateral covered thereby as “all assets of the debtor now owned or herafter acquired, other than Excluded Property” or words of similar import. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)       Each Grantor will furnish to the Agent from time to time, pursuant to and as set forth in the Credit Agreement, statements and schedules further identifying and describing the Collateral granted or purported to be granted by it hereunder and such other reports in connection with the Collateral granted or purported to be granted by it hereunder as the Agent may reasonably request, all in reasonable detail.

(d)       Each Grantor shall in the future promptly deliver to the Custodian any chattel paper, promissory note or other instrument that it acquires from time to time.

Section 5

5.1       As to Equipment. (a) Except upon 30 days’ prior written notice to the Agent and delivery to the Agent of all documents required by Section 4.1 hereto or otherwise reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein, each Grantor shall not permit any of its Equipment (other than any Equipment in transit or out for repair) to be kept at a location other than (i) the locations referred to in Section 3.1(a) hereof or (ii) at the location of the Custodian or the location of any Obligor.

(b)       Each Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, any Equipment owned by such Grantor that is part of the Collateral granted or purported to be granted by it.

5.2       Insurance Proceeds. Each Grantor shall take all steps necessary to ensure that all Insurance Proceeds received with respect to any Lease shall be paid to the related Collection Account to be applied to the Obligations as specified in Section 2.7 of the Credit Agreement.

5.3       As to Security Receivables. (a) Except (i) as permitted by the Credit Agreement or (ii) (x) upon 30 days’ prior written notice to the Agent and (y) promptly, and in any event no later than 10 days following such change, subject to delivery to the Agent of all documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein, each Grantor shall keep its jurisdiction of incorporation, chief place of business and chief executive office and the office where it keeps its books and records at the locations referred to in Section 3.1(a) hereof.

(b)       Pursuant to the terms of the Credit Agreement and the other Transaction Documents, the Grantors and the Agent have appointed the Custodian, as their agent to hold and administer certain records and documents related to the Eligible Assets, in accordance with the terms of the Credit Agreement, the Custodial Agreement and the other Transaction Documents.

Section 6

6.1       Release of Liens. When any portion of the Collateral is transferred, sold or substituted in conformance with the Credit Agreement, or when a Grantor transfers any Eligible Assets in connection with the exchange or repurchase of Eligible Assets in accordance with a Sale and Contribution Agreement, the security interest in and lien on such Collateral granted hereunder shall be released, and the Agent and the Lenders will no longer have any security interest in, lien on, or claim against such Collateral (and the Agent shall, upon the request of such Grantor and at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release and file any UCC termination statements or other necessary lien releases to evidence such release); provided, that, notwithstanding the foregoing, in connection with a Takeout Transaction, no release pursuant to this Section 6.1 shall occur unless, concurrently with such release, (i) solely in the case of a Takeout Transaction described in clause (x) of the definition thereof, the Borrowers shall have deposited the Minimum Payoff Amount for such Takeout Transaction into the Takeout Transaction Account pursuant to the Credit Agreement for application of such proceeds in accordance with Section 2.7(C) of the Credit Agreement and (ii) the other applicable conditions in the definition of Takeout Transaction in the Credit Agreement shall have been satisfied. In addition, (A) in connection with any Takeout Transaction with respect to any Grantor and the membership interests therein, upon the satisfaction of each of the applicable conditions set forth in the definition of Takeout Transaction in the Credit Agreement with respect thereto, (B) solely with respect to Fund II, upon the occurrence of the Fund II License Surrender Date and (C) solely with respect to Fund III, upon the occurrence of the Fund III License Surrender Date, the security interest granted herein by such Grantor and all other obligations of such Grantor hereunder shall be (in the case of (x) a Takeout Transaction, at the written request of the Borrowers to the Agent and (y) the Fund II License Surrender Date or the Fund III License Surrender Date, as applicable, automatically and without further action by any Person) released, the security interest granted herein by such Grantor shall terminate and all rights thereto shall revert to such Grantor. Upon any such release in accordance with the preceding sentence, the Agent shall update Exhibit A to reflect such release.

Section 7

7.1       Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Agent the attorney-in-fact of such Grantor, which appointment shall be effective until the Debt Termination Date (or, in the case of Fund II and Fund III, until the Fund II License Surrender Date and the Fund III License Surrender Date, respectively), with full authority in the place and stead of such Grantor and in the name of such Grantor, the Agent or otherwise, from time to time in the Agent’s discretion, so long as (i) an Event of Default has occurred and is continuing and (ii) such Event of Default has not been cured pursuant to the Credit Agreement or otherwise waived by the Agent, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement including, without limitation:

(a)       [Reserved];

(b)      To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(c)       To receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

(d)       To file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

Each Grantor agrees that the Agent, or any of its designees or attorneys-in-fact, will not be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 7.1, other than as a result of its bad faith, gross negligence or willful misconduct.

7.2       Agent May Perform. If a Grantor fails to perform any agreement contained herein, the Agent may (after, if applicable, providing notice and opportunity to cure) itself perform, or cause performance of, such agreement, and the out-of-pocket expenses of the Agent (including reasonable attorney’s fees) incurred in connection therewith shall be payable by such Grantor under the Credit Agreement. Following the occurrence and during the continuance of an Event of Default, the Agent shall have the right to enforce such Grantor’s rights against the Obligors or obligors under “supporting obligations” or other Collateral.

7.3       The Agent’s Duties. The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 8

8.1       Remedies. If any Event of Default shall have occurred and be continuing and following the acceleration of Advances pursuant to Article VI of the Credit Agreement:

(a)       The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and the Agent also may (directly or through an agent): (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties; (ii) take absolute control of the Collateral, including transfer into the Agent’s name or into the name of its nominee or nominees, and thereafter receive, for the benefit of the Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof; (iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure; (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit (including, without limitation, pursuant to a “credit sale” to a Lender or an assignee thereof) or for future delivery, and upon such other terms as the Agent may require; (v) buy the Collateral, or any portion thereof, at any public sale; (vi) buy the Collateral, or any portion thereof, at any private sale; and (vii) apply for the appointment of a receiver for the Collateral, and each Grantor hereby consents to any such appointment. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon an Event of Default, the Grantors shall have the right to request information from the Agent regarding the sale of all or part of the Collateral. Each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Liabilities, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (A) any such sale of the Collateral by the Agent shall be made without warranty by the Agent, (B) the Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (C) such actions set forth in clauses (A) and (B) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral.

(b)       Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied, on the first Payment Date on which such amounts may be applied pursuant to the Credit Agreement, as Collections pursuant to and in accordance with Section 2.7(B) of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full in cash of all the Liabilities shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

(c)       Each Grantor hereby acknowledges that if the Agent complies with applicable state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

Section 9

9.1       Termination of Security Interest. Upon the occurrence of the Debt Termination Date (or, in the case of Fund II and Fund III, the Fund II License Surrender Date and Fund III License Surrender Date, respectively), (a) the Collateral shall be released from the Liens created hereby and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each Grantor and (b) the Agent will return the Collateral then in possession of the Agent, if any, pledged by the Grantors pursuant to this Security Agreement and all instruments of assignment executed in connection therewith then in possession of the Agent, if any, free and clear of the Liens hereof and, upon request by a Grantor, at the sole expense of such requesting Grantor, the Agent will terminate all UCC financing statements, all control arrangements and intellectual property filings and deliver such other documentation and take such other action as shall be reasonably requested by the Grantors to effect the termination and release of Liens on the Collateral.

Section 10

10.1       Amendments, Etc. No amendment or waiver of any provision of this Security Agreement, and no consent to any departure by a Grantor heretofrom, shall in any event be effective unless the same shall be in writing and signed by the then Grantors hereunder and the Agent on behalf of the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11

11.1       Addresses for Notices. All notices and other communications provided for hereunder shall be made, and shall be effective when made, in the manner and to the addresses set forth in Section 10.3 of the Credit Agreement.

11.2       Continuing Security Interest; Assignments under Credit Agreement. This Security Agreement shall create a continuing assignment of and security interest in the Collateral and shall, subject to Section 6.1 (a) remain in full force and effect until the Debt Termination Date (or, in the case of Fund II and Fund III, the Fund II License Surrender Date and Fund III License Surrender Date, respectively), (b) be binding upon each Grantor, their respective successors and assigns and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may, subject to the restrictions thereon in the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any of its portion of the Commitment, the Advances and its Loan Notes) in accordance with Section 10.8 of the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 10.8 of the Credit Agreement Upon any termination of this Security Agreement, the Agent will, at each Grantor’s sole cost and expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

11.3       GOVERNING LAW. THIS SECURITY AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

11.4       JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

11.5       WAIVER OF JURY TRIAL. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS SECURITY AGREEMENT.

11.6       Severability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

11.7       Section Headings. All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Security Agreement.

11.8       Execution in Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRINITY FUNDING 1, LLC, as a Grantor

By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Authorized Signatory

TRINITY FUNDING 2, LLC, as a Grantor

By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Authorized Signatory

TRINITY FUNDING 3, LLC, as a Grantor

By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Authorized Signatory

TRINITY CAPITAL FUND II, L.P., as a Grantor

By: TRINITY SBIC PARTNERS II, LLC , its general partner

By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Authorized Signatory

(Signature Page to Trinity Security Agreement)

TRINITY CAPITAL FUND III, L.P., as a Grantor

By: TRINITY SBIC PARTNERS III, LLC, its general partner

By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Authorized Signatory

CREDIT SUISSE AG, NEW YORK BRANCH, as Agent

By:
Name:
Title:

By:
Name:
Title:

(Signature Page to Trinity Security Agreement)

TRINITY CAPITAL FUND III, L.P., as a Grantor

By: TRINITY SBIC PARTNERS III, LLC, its general partner

By:
Name:
Title: Authorized Signatory

CREDIT SUISSE AG, NEW YORK BRANCH, as Agent

By:	/s/ Jeffrey Traola
Name: Jeffrey Traola
Title: Director

By:	/s/ Erin McCutcheon
Name: Erin McCutcheon
Title: Director

(Signature Page to Trinity Security Agreement)

EXHIBIT A

Name, Address, and Jurisdiction of the Grantors

Name:	Trinity Funding 1, LLC

Address:	3075 West Ray Road, Chandler, Arizona 85226

Jurisdiction:	Delaware

Name:	Trinity Funding 2, LLC

Address:	3075 West Ray Road, Chandler, Arizona 85226

Jurisdiction:	Delaware

Name:	Trinity Funding 3, LLC

Address:	3075 West Ray Road, Chandler, Arizona 85226

Jurisdiction:	Delaware

Name:	Trinity Capital Fund II, L.P.

Address:	3075 West Ray Road, Chandler, Arizona 85226

Jurisdiction:	Delaware

Name:	Trinity Capital Fund III, L.P.

Address:	3075 West Ray Road, Chandler, Arizona 85226

Jurisdiction:	Delaware

SCHEDULE 1

Filings

1.	Filing a UCC-1 Financing Statement naming Trinity Funding 1, LLC as “Debtor” and the Agent as “Secured Party” with the Secretary of State of the State of Delaware.

2.	Filing a UCC-1 Financing Statement naming Trinity Funding 2, LLC as “Debtor” and the Agent as “Secured Party” with the Secretary of State of the State of Delaware.

3.	Filing a UCC-1 Financing Statement naming Trinity Funding 3, LLC as “Debtor” and the Agent as “Secured Party” with the Secretary of State of the State of Delaware.

4.	Filing a UCC-1 Financing Statement naming Trinity Capital Fund II, L.P. as “Debtor” and the Agent as “Secured Party” with the Secretary of State of the State of Delaware.

5.	Filing a UCC-1 Financing Statement naming Trinity Capital Fund III, L.P. as “Debtor and the Agent as “Secured Party” with the Secretary of State of the State of Delaware.